UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FS Credit Real Estate Income Trust, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FS Credit Real Estate Income Trust

Your vote is missing!

Urgent request re: the annual meeting of stockholders

Dear Fellow Stockholder,

We have adjourned the annual meeting of stockholders of FS Credit REIT to July 16, 2021, to help ensure we receive the necessary stockholder approvals for all the proposals.

Your participation is urgently needed! Please join your fellow stockholders and vote today.

Please note that proxy solicitation costs are borne by FS Credit REIT stockholders. Voting now will help us manage costs and will avoid the need for our proxy solicitor, Broadridge, to initiate further calls or mailings to you.

Michael Forman

Chairman and CEO

FS Investments

Voting is quick!

Please call 1-855-600-2572 today to speak with a live agent and cast your vote.

3 EASY WAYS TO VOTE

PHONE	COMPUTER	MAIL

Without a proxy card:	Visit www.proxyvote.com	Mark, sign and date your ballot and return it in the postage-paid envelope provided.
Call toll-free 1-855-600-2572 to speak with a proxy specialist Mon–Fri, 9 AM–10 PM ET.	Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.
With a proxy card:
Call 1-800-690-6903 with a touch-tone phone to vote using an automated system.

QUESTIONS? CALL 1-855-600-2572 (toll-free)

201 Rouse Boulevard

Philadelphia, PA 19112